Exhibit 99.1

EPL Acknowledges Unsolicited ATS Proposal
Stockholders Need Take No Action

NEW ORLEANS--(BUSINESS WIRE)--Aug. 28, 2006--Energy Partners, Ltd. ("EPL" or "The Company") (NYSE:EPL - News) today advised its stockholders to take no action at this time in response to an unsolicited proposal from ATS Inc., a wholly-owned subsidiary of Woodside Petroleum Ltd., to acquire control of the Company at a price of $23.00 per share. According to the press release that ATS issued earlier today, the unsolicited proposal is conditioned on the termination of EPL's pending merger with Stone Energy Corporation ("Stone") (NYSE:SGY - News), which was announced on June 23, 2006.

Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, EPL's Board of Directors will meet in due course to review and discuss the ATS proposal and will advise stockholders of its position.

Evercore Partners and Banc of America Securities LLC are financial advisors to EPL and Cahill Gordon & Reindel LLP is EPL's legal counsel.

About Energy Partners, Ltd.
Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico ("GOM").

Forward Looking Statements & Additional Information
This press release contains forward-looking information regarding EPL and Stone that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL or Stone expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding: completion of the proposed merger, effective integration of the two companies, reserve and production estimates, oil and gas prices, the impact of derivative positions, production expense estimates, cash flow estimates, future financial performance, planned capital expenditures, and other matters that are discussed in EPL's and Stone's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's and Stone's filings with the SEC, including each company's Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

EPL AND STONE HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF EPL AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION.

The documents filed with the SEC by EPL may be obtained free of charge from EPL's website at www.eplweb.com or by directing a request to: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone's website at www.stoneenergy.com or by directing a request to: Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attn: Kenneth Beer, (337) 237-0410. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

EPL, Stone and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL and Stone in favor of the acquisition. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

Contact:
Investors:
Energy Partners Ltd.
T.J. Thom, 504-799-4830
Al Petrie, 504-799-1953
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Eden Abrahams or Jeremy Jacobs, 212-355-4449